Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProShares Trust of our reports dated July 27, 2022, relating to the financial statements and financial highlights, which appear in each of the Fund's (as listed in Appendix I) Annual Report on Form N-CSR for the year ended May 31, 2022. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP Baltimore, Maryland

September 27, 2022

Appendix I

Fund

Big Data Refiners ETF	Short FTSE China 50	Ultra Telecommunications
Bitcoin Strategy ETF*	Short High Yield	Ultra Utilities
Decline of the Retail Store ETF	Short MidCap400	UltraPro Dow30SM
DJ Brookfield Global Infrastructure ETF	Short MSCI EAFE	UltraPro MidCap400
Equities for Rising Rates ETF	Short MSCI Emerging Markets	UltraPro QQQ®
Global Listed Private Equity ETF	Short QQQ®	UltraPro Russell2000
Hedge Replication ETF	Short Real Estate	UltraPro S&P500®
High Yield-Interest Rate Hedged	Short Russell2000	UltraPro Short 20+ Year Treasury
Inflation Expectations ETF	Short S&P500®	UltraPro Short Dow30SM
Investment Grade–Interest Rate Hedged	Short SmallCap600	UltraPro Short MidCap400
K-1 Free Crude Oil Strategy ETF*	Smart Materials ETF	UltraPro Short QQQ®
Large Cap Core Plus	Supply Chain Logistics ETF	UltraPro Short Russell2000
Long Online/Short Stores ETF	Ultra 20+ Year Treasury	UltraPro Short S&P500®
Merger ETF	Ultra 7-10 Year Treasury	UltraShort 20+ Year Treasury
Metaverse ETF	Ultra Basic Materials	UltraShort 7-10 Year Treasury
MSCI EAFE Dividend Growers ETF	Ultra Consumer Goods	UltraShort Basic Materials
MSCI Emerging Markets Dividend Growers ETF	Ultra Consumer Services	UltraShort Consumer Goods
MSCI Europe Dividend Growers ETF	Ultra Dow30SM	UltraShort Consumer Services
MSCI Transformational Changes ETF	Ultra Financials	UltraShort Dow30SM
Nanotechnology ETF	Ultra FTSE China 50	UltraShort Financials
On-Demand ETF	Ultra FTSE Europe	UltraShort FTSE China 50
Online Retail ETF	Ultra Health Care	UltraShort FTSE Europe
Pet Care ETF	Ultra High Yield	UltraShort Health Care
ProShares Nasdaq 100 Dorsey Wright Momentum ETF	Ultra Industrials	UltraShort Industrials
ProShares Russell U.S. Dividend Growers ETF	Ultra MidCap400	UltraShort MidCap400
ProShares S&P Technology Dividend Aristocrats ETF	Ultra MSCI Brazil Capped	UltraShort MSCI Brazil Capped
Russell 2000 Dividend Growers ETF	Ultra MSCI EAFE	UltraShort MSCI EAFE
S&P 500 Bond ETF	Ultra MSCI Emerging Markets	UltraShort MSCI Emerging Markets
S&P 500 Dividend Aristocrats ETF	Ultra MSCI Japan	UltraShort MSCI Japan
S&P 500® Ex-Energy ETF	Ultra Nasdaq Biotechnology	UltraShort Nasdaq Biotechnology
S&P 500® Ex-Financials ETF	Ultra Nasdaq Cloud Computing	UltraShort Oil & Gas
S&P 500® Ex-Health Care ETF	Ultra Nasdaq Cybersecurity	UltraShort QQQ®
S&P 500® Ex-Technology ETF	Ultra Oil & Gas	UltraShort Real Estate
S&P Kensho Cleantech ETF	Ultra QQQ®	UltraShort Russell2000
S&P Kensho Smart Factories ETF	Ultra Real Estate	UltraShort S&P500®
S&P MidCap 400 Dividend Aristocrats ETF	Ultra Russell2000	UltraShort Semiconductors
Short 20+ Year Treasury	Ultra S&P500®	UltraShort SmallCap600
Short 7-10 Year Treasury	Ultra Semiconductors	UltraShort Technology
Short Dow30SM	Ultra SmallCap600	UltraShort Utilities
Short Financials	Ultra Technology

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